Exhibit 32.1
APACHE OFFSHORE INVESTMENT PARTNERSHIP
by Apache Corporation, Managing Partner
Certification of Principal Executive Officer
and Principal Financial Officer
     I, G. Steven Farris, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the quarterly report on Form 10-Q of Apache Offshore Investment Partnership for the quarterly period ending June 30, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Apache Offshore Investment Partnership.

/s/ G. Steven Farris
By:	G. Steven Farris
Title:	Chairman and Chief Executive Officer (principal executive officer) of Apache Corporation, Managing Partner
Date: August 6, 2010
     I, Roger B. Plank, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the quarterly report on Form 10-Q of Apache Offshore Investment Partnership for the quarterly period ending June 30, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Apache Offshore Investment Partnership.

/s/ Roger B. Plank
By:	Roger B. Plank
Title:	President (principal financial officer) of Apache Corporation, Managing Partner
Date: August 6, 2010